Exhibit 99.1

For Immediate Release	Contact Information
Monday, November 8, 2004	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

NEWS RELEASE

The Exploration Company Reports Earnings; Cash Flows, Revenues, Assets Set Records

SAN ANTONIO -- Nov. 8, 2004 - The Exploration Company (Nasdaq:TXCO) today reported improved financial results for the third quarter and first nine months of 2004.

          TXCO's net income in the third quarter was $599,820, substantially above the $58,466 reported by the Company for the third quarter of 2003. On a per-share basis, earnings rose to $0.021 from a fractional $0.003 in the prior-year period. Adjusted for a one-time, non-cash compensation charge of $237,333 for changes on a stock option and warrant, earnings per share on a pro forma basis would have been $0.029 per share for the quarter. All per-share amounts are on a fully diluted basis. Income from operations was $1.3 million, more than triple the $437,465 reported in the third quarter of 2003. Total quarterly revenues rose to a record $15.3 million, 63 percent higher than the $9.4 million reported for the year-earlier quarter. At Sept. 30, the Company's assets were a record $106 million, up 26 percent from $84.2 million at Sept. 30, 2003.

          For the first nine months of 2004, TXCO's net income was $1.0 million, a 31 percent increase from $792,589 recorded in the same period of 2003. On a per-share basis year to date, earnings rose to $0.040 from $0.038 a year earlier. Adjusted for the same, one-time charge that impacted the quarter, earnings per share on a pro forma basis would have been $0.049 per share. The Company's revenues were a record $41.3 million, a 46 percent increase from $28.4 million for January-September 2003. Income from operations for this year's first nine months was approximately $3.3 million, more than double the $1.5 million of the 2003 period.

          Gas production, commodity prices and gas gathering revenues were higher than in the year-earlier periods, offset partially by lower oil production. Exploration, lease operating and gas gathering expenses were higher while impairment and abandonment expenses declined. The Company exited the third quarter of 2004 producing 17.4 million cubic feet of gas equivalent per day (MMcfed), which further increased 14.4 percent to 19.9 MMcfed at Oct. 31.

- More -

          For the first nine months of this year, net cash provided by operating activities was a record $15.4 million, compared with $11.3 million for the comparable 2003 period. Ebitdax -- earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense
-- was $13.7 million in the nine-month period this year, a 24 percent increase from $11.1 million a year earlier. Ebitda -- Ebitdax less exploration expense -- rose 25 percent to $12.3 million from $9.8 million in January-September 2003. See the Company's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.

Management's Perspective

          "We had an excellent third quarter," said P. Mark Stark, vice president, treasurer and CFO. "We are particularly encouraged by these strong financial results in light of the new capital structure put in place just over a year ago during the third quarter of 2003.

          "With our comparatively low debt, efficient cost structure and the upside potential in the ratio swap hedging agreement we recently put in place, TXCO should be able to take full financial advantage of our growing production and reserves," Stark added. "Further affirming our production and reserve growth was the significant increase in the borrowing base of the Company's senior credit facility. Coupled with the hedges put in place in early October, our borrowing base has now risen to $20.75 million from $12.3 million. We were hopeful to get this increase finalized prior to the end of the third quarter but it took longer than we anticipated. This will certainly make our balance sheet look better going forward."

About The Exploration Company

          The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas. Headquartered in San Antonio, TXCO is celebrating its 25th anniversary. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Stock Market under the symbol "TXCO."

Forward-Looking Statements

          Statements in this press release which are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to budget plans, interest rates, capital expenditures, ongoing access to additional capital, production levels, drilling plans, equipment availability, including the timing, number, type of and cost of wells to be drilled, completed, re-entered, placed on production, planned projects and expected responses, establishment and evaluation of reserves, continuing overall success and the future exercise of seismic or lease options. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2003, and its Form 10-Q for the quarter and year-to-date period ended June 30, 2004. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

The following tables should be read in conjunction with the Company's latest audited consolidated financial statements and notes thereto, as reported in its Form 10-K for the year ended Dec. 31, 2003.

THE EXPLORATION COMPANY
CONDENSEDCONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2004	December 31, 2003

Assets

Current Assets
Cash and equivalents	$ 4,841,420	$ 6,180,560
Accounts receivable, net	6,733,357	4,837,965
Prepaid expenses	1,518,055	718,853

Total Current Assets	13,092,832	11,737,378

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	86,559,878	66,155,827

Other Assets
Deferred tax asset	5,232,718	5,232,718
Other assets	1,102,242	1,080,290

Total Other Assets	6,334,960	6,313,008

	$105,987,670	$84,206,213

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2004	December 31, 2003

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$ 13,237,844	$ 8,186,705
Other payables and accrued liabilities	4,903,512	3,709,016
Undistributed revenue	1,298,208	416,399
Current portion of long-term debt	1,604,340	1,752,286

Total Current Liabilities	21,043,904	14,064,406

Long-term Liabilities
Long-term debt, net of current portion	8,561,276	15,425,598
Redeemable preferred stock, Series B (redemption value - $16 million)	10,766,056	10,135,335
Accrued dividends - preferred stock	177,729	57,732
Asset retirement obligation	1,648,600	1,537,600

Total Long-Term Liabilities	21,153,661	27,156,265

Minority Interest in Consolidated Subsidiaries	-	193,441

Stockholders' Equity
Preferred stock, Series A; authorized 10,000,000 shares issued and outstanding -0- shares	-	-
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 28,073,863 and 22,242,849 shares, outstanding 27,974,063 and 22,143,049 shares	280,738	222,428
Additional paid-in capital	83,874,670	63,976,021
Accumulated deficit	(20,119,296)	(21,160,341)
Less treasury stock, at cost, 99,800 shares	(246,007)	(246,007)

Total Stockholders' Equity	63,790,105	42,792,101

Total Liabilities and Stockholders' Equity	$105,987,670	$84,206,213

THE EXPLORATION COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2003

Revenues
Oil and gas sales	$ 7,846,365	$6,027,088
Gas gathering operations	7,464,545	3,364,162
Other operating income	6,120	2,631

Total Revenues	15,317,030	9,393,881

Costs and Expenses
Lease operations	1,242,615	1,158,760
Production taxes	446,183	348,225
Exploration expenses	696,430	292,928
Impairment and abandonments	579,968	641,725
Gas gathering operations	7,030,025	3,309,515
Depreciation, depletion and amortization	2,562,483	2,214,530
General and administrative	1,429,527	990,733

Total Costs and Expenses	13,987,231	8,956,416

Income from Operations	1,329,799	437,465

Other Income (Expense)
Interest income	8,313	10,754
Interest expense	(679,010)	(403,296)
Loan fee amortization	(9,486)	(4,401)

Total Other Income (Expense)	(680,183)	(396,943)

Income before income taxes and minority interest	649,616	40,522

Minority interest in income of subsidiaries	(3,094)	17,944

Income before income taxes	646,522	58,466

Income tax expense	(46,702)	-

Net Income	$ 599,820	$ 58,466

Earnings Per Share

Basic earnings per share	$0.022	$0.003

Diluted earnings per share	$0.021	$0.003

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2003

Revenues
Oil and gas sales	$20,957,990	$18,484,022
Gas gathering operations	20,340,020	9,863,948
Other operating income	10,926	2,553

Total Revenues	41,308,936	28,350,523

Costs and Expenses
Lease operations	3,918,242	3,211,075
Production taxes	1,288,423	1,151,498
Exploration expenses	1,446,212	1,294,529
Impairment and abandonments	1,613,768	1,517,875
Gas gathering operations	18,964,695	10,324,076
Depreciation, depletion and amortization	7,334,923	6,708,998
General and administrative	3,462,188	2,621,636

Total Costs and Expenses	38,028,451	26,829,687

Income from Operations	3,280,485	1,520,836

Other Income (Expense)
Interest income	27,724	21,314
Interest expense	(2,136,913)	(666,576)
Loan fee amortization	(68,437)	(13,203)

Total Other Income (Expense)	(2,177,626)	(658,465)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	1,102,859	862,371

Minority interest in income of subsidiaries	34,889	54,218

Income before income taxes and cumulative effect of change in accounting principle	1,137,748	916,589
Income tax expense	(96,702)	(50,000)
Cumulative effect of change in accounting principle, net of tax	-	(74,000)

Net Income	$ 1,041,046	$ 792,589

Earnings Per Share

Basic earnings before cumulative effect of change in accounting principle	$0.041	$0.043
Cumulative effect of change in accounting principle	-	(0.004)

Basic earnings per share	$0.041	$0.039

Diluted earnings before cumulative effect of change in accounting principle	$0.040	$0.041
Cumulative effect of change in accounting principle	-	(0.003)

Diluted earnings per share	$0.040	$0.038

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2003

Operating Activities
Net income	$1,041,046	$ 792,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	7,334,923	6,708,998
Impairment and abandonments	1,613,768	1,517,875
Minority interest in income of subsidiaries	(34,889)	(54,218)
Cumulative effect of change in accounting principle	-	74,000
Non-cash compensation expense on stock options and warrants	237,333	-
Non-cash interest expense and accretion of liability - redeemable preferred stock	750,722	255,594

Net cash provided by operating activities, before changes in operating assets and liabilities	10,942,903	9,294,838

Changes in operating assets and liabilities:
Receivables	(1,895,392)	(1,498,444)
Prepaid expenses and other	(799,202)	(507,187)
Accounts payable and accrued expenses	7,127,440	3,966,382

Net cash provided by operating activities	15,375,749	11,255,589

Investing Activities
Development and purchases of oil and gas properties	(27,807,179)	(27,781,230)
Purchase of other equipment	(220,890)	(354,122)
Net changes in minority interests	(158,552)	77,865

Net cash used by investing activities	(28,186,621)	(28,057,487)

Financing Activities
Issuance of redeemable preferred stock, net of offering costs	-	9,170,632
Proceeds from issuance of common stock, net of expenses	18,484,000	5,819,679
Proceeds from long-term debt obligations	116,739	5,997,078
Payments on long-term debt obligations	(7,129,007)	(1,063,280)

Net cash provided by financing activities	11,471,732	19,924,109

Change in Cash and Equivalents	(1,339,140)	3,122,211

Cash and equivalents at beginning of period	6,180,560	2,333,688

Cash and Equivalents at End of Period	$4,841,420	$ 5,455,899

THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Three Months Ended		Nine Months Ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003

Net cash provided in operating activities	$10,148,094	$(50,574)	$15,375,749	$11,255,589

Ebitdax *	5,165,586	3,604,592	13,710,277	11,096,456

Ebitda *	4,469,156	3,311,664	12,264,065	9,801,927

Debt to asset ratio	24.7%	35.2%	24.7%	35.2%

Production

Oil:
Production, in barrels	81,602	125,778	228,751	347,951
Average sales price per barrel	$40.61	$27.83	$35.84	$28.18

Natural Gas:
Production, in Mcf	806,895	475,331	2,228,471	1,522,452
Average sales price per Mcf	$5.62	$5.32	$5.73	$5.70

Equivalent Basis:
Production in Boe	216,085	205,000	600,163	601,693
Average sales price per Boe	$36.31	$29.40	$34.92	$30.72

Production in Mcfe	1,296,507	1,229,999	3,600,977	3,610,158
Average sales price per Mcfe	$6.05	$4.90	$5.82	$5.12

Other Operating Data
Total lifting costs	$1,688,798	$1,506,985	$5,206,665	$4,362,573
Lifting costs per Mcfe	$1.30	$1.23	$1.45	$1.21

Production volume - oil properties - barrels	74,829	124,969	211,289	340,138
Lifting costs-oil (Incl Prod & Sev Tax)	$798,847	$892,006	$2,615,178	$2,544,460
Lifting costs per Barrel	$10.68	$7.14	$12.38	$7.48

Production volume - gas properties - Mcf	793,433	473,287	2,201,677	1,515,055
Lifting costs-gas (Incl Prod & Sev Tax)	$889,951	$582,115	$2,591,487	$1,818,114
Lifting costs per Mcf	$1.12	$1.23	$1.18	$1.20

Production volume excluding CBM properties - Mcf	788,093	464,948	2,183,225	1,490,922
Lifting costs excluding CBM activities	$742,427	$430,412	$2,232,511	$1,455,297
Lifting costs per Mcf excluding CBM activities	$0.94	$0.93	$1.02	$0.98

Depletion cost per Boe	$11.58	$10.54	$11.94	$10.90

Depletion cost per Mcfe	$1.93	$1.76	$1.99	$1.82

* Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.